Exhibit 99.1

HOMESTREET, INC.
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
Overview
On June 24, 2019, HomeStreet Bank (the “Bank”), a wholly-owned subsidiary of HomeStreet Inc., Inc. (the “Company”), completed the previously announced Purchase and Assumption Agreement (the “Purchase Agreement”) with Homebridge Financial Services, Inc. ("Homebridge").
Under the Purchase Agreement, dated as of April 4, 2019, by and between the Bank and Homebridge (the “Purchaser”), a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 4, 2019, pursuant to which the Bank agreed to sell and the Purchaser agreed to purchase substantially all of the assets related to up to 50 stand-alone, satellite and fulfillment offices related to the Bank's home loan center-based single family mortgage origination operations and offer to hire a significant portion of the related personnel currently employed in that portion of the Bank's business (the "Asset Sale"). Homebridge has agreed to a purchase price of the net book value of the acquired assets, which is approximately $4.9 million, plus a premium of $1.0 million, which was reduced by $1.5 million for reimbursement by HomeStreet of certain transaction expenses incurred by Homebridge, as well as the assumption of certain home loan center and fulfillment office lease obligations. In the event Homebridge realizes a certain level of loan originations for the twelve months following the closing of the Asset Sale, HomeStreet will be entitled to an additional payment of up to $750 thousand at that time.
The Bank ultimately sold 47 of these offices and transferred 464 personnel to Homebridge. The final asset transfer occurred on June 24, 2019.

On March 29, 2019, the Company successfully closed and settled two sales of the rights to service $14.26 billion in total unpaid principal balance ("Servicing Sale") of single family mortgage loans serviced for Federal National Mortgage Association ("Fannie Mae"), Federal Home Loan Mortgage Corporation ('Freddie Mac") and Government National Mortgage Association ("Ginnie Mae"), representing approximately 71% of HomeStreet's total single family mortgage loans serviced for others portfolio as of December 31, 2018. The sale resulted in a $774 thousand pre-tax increase in income from discontinued operations during the first quarter and a $2.0 million pre-tax decrease in income from discontinued operations during the second quarter. The Company finalized the servicing transfer for some of these loans in the second quarter of 2019, and will finalize the remainder in the third quarter of 2019, and is subservicing these loans until the transfer dates. The Asset Sale and Servicing Sales are collectively the “Transactions”.

Basis of Presentation
The following unaudited pro forma consolidated financial information reflects adjustments to the Company’s historical financial results as reported under the U.S. Generally Accepted Accounting Principles (“GAAP”) in connection with the Transactions. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2018 has been prepared with the assumption that the Transactions were completed and sold as of January 1, 2018. The unaudited pro forma consolidated statement of financial condition as of March 31, 2019 has been prepared with the assumption that the Transactions were completed and sold as of that date.
The unaudited pro forma consolidated financial information do not purport to be indicative of the results of operations or the financial condition which would have actually resulted if the Transactions had been completed on the dates indicated and do not purport to indicate the results of future operations.
The historical financial statements have been adjusted in the unaudited pro forma financial information to give effect to pro forma events that are: (i) directly attributable to the discontinued operation; and (ii) factually supportable.
The unaudited pro forma financial statements: (i) adjusts for certain assets and liabilities that either are being reallocated between continuing and discontinued operations or that are required to be settled as required by the related agreements; (ii) includes adjustments to allocate income tax expense between continuing and discontinued operations.

Exhibit 99.1

The Consolidated column in the unaudited pro forma statement of financial condition and in the unaudited pro forma statements of operations reflect the Company’s historical financial statements for the periods presented and does not reflect any adjustments related to the events. Assumptions and estimates underlying the Pro Forma Adjustments column are described in the accompanying notes.
The unaudited pro forma financial information has been prepared by the Company based upon assumptions deemed appropriate by the Company’s management and are based upon information and assumptions available at the time of filing the Company’s Current Report on Form 8-K filed with the SEC on June 28, 2019. An explanation of certain assumptions is set forth in the notes to the unaudited pro forma consolidated financial statements.
The unaudited pro forma consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X. The following unaudited pro forma financial information should be read in conjunction with: (i) the accompanying notes to the unaudited pro forma financial information; and (ii) the audited consolidated financial statements of the Company which were included in the Company’s annual report on Form 10-K filed with the SEC on March 6, 2019 and the Company's unaudited quarterly report on Form 10-Q filed with the SEC on May 10, 2019.

Exhibit 99.1

HomeStreet, Inc.
Unaudited Pro Forma Consolidated Statement of Financial Condition
As of March 31, 2019

(in thousands)	Consolidated	Discontinued Operations	Continuing Operations	Pro Forma Adjustments		Pro Forma Continuing Operations
Assets:
Cash and cash equivalents	$67,690	$—	$67,690	$(4,697)	(1)	$62,993
Investment securities	816,878	—	816,878	—		816,878
Loans held for sale	364,478	307,550	56,928	—		56,928
Loans held for investment, net	5,345,969	—	5,345,969	—		5,345,969
Mortgage servicing rights	95,942	—	95,942	—		95,942
Other real estate owned	838	—	838	—		838
Federal Home Loan Bank stock, at cost	32,533	—	32,533	—		32,533
Premises and equipment, net	90,926	5,291	85,635	—		85,635
Lease right-of-use assets	115,547	10,835	104,712	—		104,712
Goodwill	29,857	—	29,857	—		29,857
Other assets	210,747	38,971	171,776	—		171,776
Total assets	$7,171,405	$362,647	$6,808,758	$(4,697)		$6,804,061
Liabilities:
Deposits	$5,397,434	$219,100	$5,178,334	$—		$5,178,334
Federal Home Loan Bank advances	599,590	—	599,590	(108,215)	(2)	491,375
Accounts payable and other liabilities	141,820	17,455	124,365	—		124,365
Federal funds purchased and securities sold under agreements to repurchase	27,000	—	27,000	—		27,000
Long-term debt	125,509	—	125,509	—		125,509
Lease liabilities	133,021	12,784	120,237	—		120,237
Inter-segment borrowings	—	113,308	(113,308)	113,308	(3)	—
Total liabilities	6,424,374	362,647	6,061,727	5,093		6,066,820
Shareholders' equity:
Preferred stock, no par value
Authorized 10,000 shares	—	—	—	—		—
Common stock, no par value
Authorized 160,000,000 shares	511	—	511	—		511
Additional paid-in capital	342,049	—	342,049	—		342,049
Retained earnings	411,826	—	411,826	(9,790)	(4)	402,036
Accumulated other comprehensive loss	(7,355)	—	(7,355)	—		(7,355)
Total shareholders' equity	747,031	—	747,031	(9,790)		737,241
Total liabilities and shareholders' equity	$7,171,405	$362,647	$6,808,758	$(4,697)		$6,804,061

Exhibit 99.1

HomeStreet, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Three Months Ended March 31, 2019

(in thousands, except share data)	Consolidated	Discontinued Operations	Continuing Operations	Pro Forma Adjustments		Pro Forma Continuing Operations
Interest income:
Loans	$66,166	$3,235	$62,931	$—		$62,931
Investment securities	5,564	—	5,564	—		5,564
Other	209	21	188	—		188
	71,939	3,256	68,683	—		68,683
Interest expense:
Deposits	14,312	—	14,312	—		14,312
Federal Home Loan Bank advances	5,614	972	4,642	(717)	(5)	3,925
Federal funds purchased and securities sold under agreements to repurchase	304	—	304	—		304
Long-term debt	1,744	—	1,744	—		1,744
Other	263	139	124	—		124
	22,237	1,111	21,126	(717)		20,409
Net interest income	49,702	2,145	47,557	717		48,274
Provision for credit losses	1,500	—	1,500	—		1,500
Net interest income after provision for credit losses	48,202	2,145	46,057	717		46,774
Noninterest income:
Net gain on mortgage loan origination and sale activities	38,095	35,488	2,607	—		2,607
Loan servicing income	4,629	3,586	1,043	—		1,043
Income from Windermere Mortgage Services Series, LLC	57	57	—			—
Depositor and other retail banking fees	1,750	5	1,745	—		1,745
Insurance agency commissions	625	—	625	—		625
(Loss) gain on sale of investment securities available for sale	(247)	—	(247)	—		(247)
Other	2,452	133	2,319	—		2,319
	47,361	39,269	8,092	—		8,092
Noninterest expense:
Salaries and related costs	55,317	30,038	25,279	(2,740)	(6)	22,539
General and administrative	12,184	4,002	8,182	—		8,182
Amortization of core deposit intangibles	333	—	333	—		333
Legal	532	736	(204)	—		(204)
Consulting	1,944	536	1,408	—		1,408
Federal Deposit Insurance Corporation assessments	864	43	821	—		821
Occupancy	18,545	13,577	4,968	(296)	(7)	4,672
Information services	8,784	1,696	7,088	—		7,088
Net (benefit) cost from operation and sale of other real estate owned	(29)	—	(29)	—		(29)
(Gain) loss on disposal	(774)	(774)	—	—		—
	97,700	49,854	47,846	(3,036)		44,810
Income (loss) before income tax expense	(2,137)	(8,440)	6,303	3,753		10,056
Income tax (benefit) expense	(422)	(1,667)	1,245	788	(8)	2,033
NET INCOME (LOSS)	$(1,715)	$(6,773)	$5,058	$2,965		$8,023

Proforma earnings per total common share from continuing operations
Basic	$(0.06)	$(0.25)	$0.19			$0.30
Diluted	$(0.06)	$(0.25)	$0.19			$0.30
Weighted average shares of total common share outstanding
Basic	27,021,507	27,021,507	27,021,507			27,021,507
Diluted	27,185,175	27,185,175	27,185,175			27,185,175

Exhibit 99.1

HomeStreet, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2018

Exhibit 99.1

(in thousands, except share data)	Consolidated	Discontinued Operations	Continuing Operations	Pro Forma Adjustments		Pro Forma Continuing Operations
Interest income:
Loans	$247,126	$18,776	$228,350	$—		$228,350
Investment securities	22,645	—	22,645	—		22,645
Other	931	464	467	—		467
	270,702	19,240	251,462	—		251,462
Interest expense:
Deposits	41,995	—	41,995	—		41,995
Federal Home Loan Bank advances	18,501	6,127	12,374	(2,868)	(5)	9,506
Federal funds purchased and securities sold under agreements to repurchase	298	—	298	—		298
Long-term debt	6,647	—	6,647	—		6,647
Other	782	597	185	—		185
	68,223	6,724	61,499	(2,868)		58,631
Net interest income	202,479	12,516	189,963	2,868		192,831
Provision for credit losses	3,000	—	3,000	—		3,000
Net interest income after provision for credit losses	199,479	12,516	186,963	2,868		189,831
Noninterest income:
Net gain on mortgage loan origination and sale activities	186,249	174,383	11,866	—		11,866
Loan servicing income	28,724	25,053	3,671	—		3,671
Income from Windermere Mortgage Services Series, LLC	160	160	—			—
Depositor and other retail banking fees	8,047	28	8,019	—		8,019
Insurance agency commissions	2,193	—	2,193	—		2,193
(Loss) gain on sale of investment securities available for sale	235	—	235	—		235
Other	11,351	802	10,549	—		10,549
	236,959	200,426	36,533	—		36,533
Noninterest expense:
Salaries and related costs	250,798	145,756	105,042	(10,684)	(6)	94,358
General and administrative	53,753	20,821	32,932	—		32,932
Amortization of core deposit intangibles	1,625	—	1,625	—		1,625
Legal	3,931	558	3,373	—		3,373
Consulting	3,071	602	2,469	—		2,469
Federal Deposit Insurance Corporation assessments	4,091	283	3,808	—		3,808
Occupancy	38,304	20,201	18,103	(471)	(7)	17,632
Information services	35,139	7,111	28,028	—		28,028
Net (cost) benefit from operation and sale of other real estate owned	(139)	—	(139)	—		(139)
	390,573	195,332	195,241	(11,155)		184,086
Income (loss) before income tax expense	45,865	17,610	28,255	14,023		42,278
Income tax (benefit) expense	5,838	4,072	1,766	2,945	(8)	4,711
NET INCOME (LOSS)	$40,027	$13,538	$26,489	$11,078		$37,567

Proforma earnings per total common share from continuing operations
Basic	$1.48					$1.39
Diluted	$1.47					$1.38
Weighted average shares of total common share outstanding
Basic	26,970,916					26,970,916
Diluted	27,168,135					27,168,135

Exhibit 99.1

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The pro forma adjustments are based on our preliminary estimates and assumptions by management that are subject to change. The following adjustments have been reflected in the unaudited pro forma consolidated financial information.

(1) Pro forma adjustment represents the estimated net cash proceeds from the Transactions to be settled during the period.

(in thousands)	Three Months Ended March 31, 2019	Three Months Ended June 30, 2019	Six Months Ended June 30, 2019
Proceeds from MSR sales	$183,151	$—	$183,151
Proceeds from asset sales	—	3,547	3,547
Compensation expense related to the Transactions	(1,117)	(2,698)	(3,815)
Other transaction costs	(17,314)	(5,546)	(22,860)
Net cash proceeds	$164,720	$(4,697)	$160,023

(2) These Transactions would allow management to reduce funding via lower advances from the Federal Home Loan Bank.
(3) Inter-segment borrowings are eliminated at the consolidated level.
(4) Pro forma adjustment represents the estimated net loss on disposal. The estimated pre-tax loss is not included in the pro forma consolidated statement of operations for the quarter ended March 31, 2019 as it represents a non-recurring item that results directly from the Transactions.

(in thousands)	Three Months Ended March 31, 2019	Three Months Ended June 30, 2019	Six Months Ended June 30, 2019
Net cash proceeds	$164,720	$(4,697)	$160,023
Book value of certain assets sold	—	(5,093)	(5,093)
Book value of MSR sold	(176,944)	—	(176,944)
Net loss on disposal	$(12,224)	$(9,790)	$(22,014)

(5) Pro forma adjustment represents the estimated amount of interest expense reduction that the Company would have realized from lower advances from the Federal Home Loan Bank to support the Mortgage Banking segment’s business activities.
(6) Pro forma adjustment represents the estimated corporate support cost savings from salaries and benefits that the Company will realize as a result of the Transactions.
(7) Pro forma adjustment represents the estimated corporate support cost savings from occupancy-related costs that the Company will realize as a result of the Transactions.
(8) Tax rate applied to the pro forma adjustments was the Company’s federal statutory tax rate for the period.